Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 17, 2008 included in this Annual Report on Form 10-K, into the Company’s previously filed registration statements on Form S-8 (File Nos. 333-134606, 333-123698, 333-61953, 333-92875 and 333-92877) and Form S-3 (File No. 333-134603).

/s/HEIN & ASSOCIATES LLP

Hein & Associates LLP

Houston, Texas

March 17, 2008